Exhibit 13.2

Certification Pursuant to

18 U.S.C. Section 1350 As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the annual report on Form 20-F of Capital Product Partners L.P., a master limited partnership organized under the laws of the Republic of the Marshall Islands (the “Company”), for the period ended December 31, 2023 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned officer of the Company certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that, to his knowledge:

(a)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 23, 2024

By: /s/Nikolaos Kalapotharakos

Name: Nikolaos Kalapotharakos

Title: Chief Financial Officer